                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A
                           Amendment No. 1 to Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 1, 1997


                      LEXINGTON CORPORATE PROPERTIES, INC.
             (Exact Name of Registrant as specified in its charter)


          Maryland                       1-12386                13-3717318
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)            Identification No.)


                 355 Lexington Avenue, New York, New York 10017
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 692-7260


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

The Registrant has entered into a definitive agreement to acquire, through a merger, Corporate Realty Income Trust I ("CRIT"). A description of such acquisition and merger is set forth on the Registrant's Current Report on Form 8-K filed with the Commission on June 2, 1997.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

(a)  Financial statements of properties acquired.

Corporate Realty Income Trust I Audited Financial Statements for the year ended December 31, 1996.




                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of
Corporate Realty Income Trust I

We have audited the accompanying balance sheets of Corporate Realty Income Trust I as of December 31, 1996 and 1995, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, in a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate Realty Income Trust
I as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                        ERNST & YOUNG LLP

New York, New York
January 29, 1997

                         CORPORATE REALTY INCOME TRUST I
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995


                                                                    1996               1995
                                                                 -----------        -----------
ASSETS:

Real estate, at cost:
      Land                                                       $   715,400        $   715,400
      Buildings                                                   31,884,600         31,884,600
                                                                 -----------        -----------
                                                                  32,600,000         32,600,000
      Less:  accumulated depreciation                              5,054,542          4,257,428
                                                                 -----------        -----------
                                                                  27,545,458         28,342,572
Cash and cash equivalents                                            834,489            531,435
Rent receivable                                                           --            206,510
Prepaid expenses                                                     102,525            101,877
Deferred rent receivable                                           2,020,078          1,867,274
Deferred financing costs, net of accumulated amortization
      of $143,594 in 1996 and $120,731 in 1995                        82,564            105,427
                                                                 -----------        -----------
           Total assets                                          $30,585,114        $31,155,095
                                                                 ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Mortgage loans payable                                           $15,404,146        $15,470,369
Accrued expenses                                                      78,436             80,652
Due to affiliate                                                      13,941              9,590
Dividends payable                                                    353,772            353,772
                                                                 -----------        -----------
           Total liabilities                                      15,850,295         15,914,383

Shareholders' equity:
Shares of beneficial interest $.10 par value; 20,000,000
      shares authorized; 1,010,776 shares issued and
      outstanding                                                    101,078            101,078
Additional paid-in capital                                        14,633,741         15,139,634
Retained earnings                                                         --                 --
                                                                 -----------        -----------

           Total shareholders' equity                             14,734,819         15,240,712
                                                                 -----------        -----------

           Total liabilities and shareholders' equity            $30,585,114        $31,155,095
                                                                 ===========        ===========



                             See accompanying notes

                         CORPORATE REALTY INCOME TRUST I
                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                                                 1996              1995              1994
                                              ----------        ----------        ----------

INCOME:
      Rental                                  $3,423,267        $3,423,267        $3,423,267
      Dividend and interest                       36,699            19,556            20,124
                                              ----------        ----------        ----------
                                               3,459,966         3,442,823         3,443,391
EXPENSES:
      Interest                                 1,407,881         1,421,200         1,459,015
      Depreciation                               797,114           797,114           797,115
      Base annual fee to related party           175,152           173,028           164,005
      General and administrative                 170,626           148,057           146,398
                                              ----------        ----------        ----------
                                               2,550,773         2,539,399         2,566,533
                                              ----------        ----------        ----------

Net income                                    $  909,193        $  903,424        $  876,858
                                              ==========        ==========        ==========

Net income per share                          $      .90        $      .89        $      .87
                                              ==========        ==========        ==========

Dividend per share                            $     1.40        $     1.40        $     1.40
                                              ==========        ==========        ==========



                             See accompanying notes

                         CORPORATE REALTY INCOME TRUST I
                       STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                       Shares of
                                       Beneficial
                                       Interest,        Additional          Retained
                                       Par Value     Paid-in Capital        Earnings              Total
                                       ----------    ---------------       ----------          ------------

Balance as of December 31, 1993        $101,078        $ 16,189,524         $      --         $ 16,290,602

Net income                                   --                  --           876,858              876,858

Dividends                                    --            (538,228)         (876,858)          (1,415,086)
                                       --------        ------------         ---------         ------------
Balance as of December 31, 1994         101,078          15,651,296                --           15,752,374


Net income                                   --                  --           903,424              903,424

Dividends                                    --            (511,662)         (903,424)          (1,415,086)
                                       --------        ------------         ---------         ------------
Balance as of December 31, 1995         101,078          15,139,634                --           15,240,712


Net income                                   --                  --           909,193              909,193

Dividends                                    --            (505,893)         (909,193)          (1,415,086)
                                       --------        ------------         ---------         ------------
Balance as of December 31, 1996        $101,078        $ 14,633,741         $      --         $ 14,734,819
                                       ========        ============         =========         ============



                             See accompanying notes

                         CORPORATE REALTY INCOME TRUST I
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                                  1996              1995               1994
                                                                               -----------       -----------       -----------
Cash flows from operating activities:                                          $   909,193       $   903,424       $   876,858
    Net income
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization of deferred
           financing costs                                                         819,977           819,893           819,485
        Interest accrued into the balance of the
           mortgage payable                                                             --            24,486           139,373
        Changes in assets and liabilities:
           Decrease (increase) in rent receivable                                  206,510          (206,510)               --
           Increase in prepaid expenses                                               (648)           (8,293)           (3,577)
           Decrease in accrued expenses                                             (2,216)           (6,553)           (1,919)
           Increase in deferred rent receivable                                   (152,804)         (190,605)         (359,877)
           Increase in deferred financing costs                                         --            (2,463)               --
           Increase (decrease) in due to affiliate                                   4,351           (93,559)           55,714
           Decrease in rent received in advance                                         --                --           (39,375)
                                                                               -----------       -----------       -----------
               Total adjustments                                                   875,170           336,396           609,724
                                                                               -----------       -----------       -----------
               Net cash provided by operating activities                         1,784,363         1,239,820         1,486,582
                                                                               -----------       -----------       -----------

Cash flows from financing activities:
    Principal payments on mortgage                                                 (66,223)          (60,244)          (54,804)
    Dividends paid to shareholders                                              (1,415,086)       (1,415,086)       (1,415,086)
                                                                               -----------       -----------       -----------
               Net cash used in financing activities                            (1,481,309)       (1,475,330)       (1,469,890)
                                                                               -----------       -----------       -----------

    Net increase (decrease) in cash and cash equivalents                           303,054          (235,510)           16,692
    Cash and cash equivalents at beginning of period                               531,435           766,945           750,253
                                                                               -----------       -----------       -----------
    Cash and cash equivalents at end of period                                 $   834,489       $   531,435       $   766,945
                                                                               ===========       ===========       ===========

Supplemental disclosure of cash flow information:
    Cash paid for interest during the years ended
        December 31, 1996, 1995, and 1994
        amounted to $1,377,102, $1,382,706 and
        $1,296,921, respectively.


                             See accompanying notes

                         CORPORATE REALTY INCOME TRUST I
                          NOTES TO FINANCIAL STATEMENTS


1.    ORGANIZATION, OPERATIONS AND PUBLIC OFFERING

           Corporate Realty Income Trust I (the "Company") was organized on June 27, 1989, as a Massachusetts business trust which satisfied the requirements of the Internal Revenue Code to qualify as a Real Estate Investment Trust
("REIT"). The Company was formed for the purpose of acquiring triple net leased commercial and industrial real estate properties, leased primarily to single tenants. The Company was initially capitalized by an affiliate with $200,000 representing 10,000 shares of beneficial interest.

           The Company filed a Form S-11 Registration Statement with the Securities and Exchange Commission, which became effective on October 3, 1989, covering a maximum offering of 7,500,000 shares of beneficial interest at $20 per share (the "Public Offering"). The shares were offered on a best-efforts basis. The Public Offering terminated on October 3, 1991. The Company sold 1,010,776 shares representing capital contributions totalling $18,414,129, net of allowances for offering and organizational expense and commissions paid to affiliates.

2.    SIGNIFICANT ACCOUNTING POLICIES

           Use of Estimates
           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

           Cash and Cash Equivalents
           Cash and cash equivalents consists of cash and time deposits with maturities from the date of purchase of three months or less. As of December 31, 1996, the Company had cash of $834,489 of which $811,308 was invested in a money market fund of an affiliate. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

           Offering Costs
           Selling commissions paid and other costs incurred in connection with the Public Offering were charged against the Shareholders' additional paid-in capital.

           Deferred Financing Costs
           Deferred financing costs consist of costs incurred in connection with obtaining mortgages. These costs are amortized using the straight-line method over the term of the mortgage, which was determined to be not materially different from the results of the interest method. Amortization with respect thereto was $22,863 in 1996, $22,779 in 1995, and $22,370 in 1994 and is included in interest expense.

           Investment in Real Estate
           Depreciation of buildings is computed using the straight-line method over the estimated economic useful life of forty years. The Company reviews real estate assets for impairment whenever events or changes in circumstances indicate that the carrying value of assets to be held and used may not be recoverable. Impaired assets are reported at the lower of cost or fair value. While management may from time to time consider offers for the sale of its assets, at December 31, 1996, the real estate assets are considered by management to be held for use.

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)




           Net Income Per Share
           The amount of net income per share of common stock was calculated using the actual number of shares outstanding of 1,010,776 shares.

           Income Taxes
           The Company qualifies as a REIT as defined in the Internal Revenue Code and, as such, is not taxed on that portion of its taxable income which is distributed to shareholders provided that at least 95% of such taxable income is distributed. The Company intends to continue to distribute substantially all of its taxable income. The Company, however, may be subject to tax at normal corporate rates on net income or capital gain not distributed. No provision for federal income taxes has been made in the accompanying financial statements as the Company distributed to Shareholders all of its 1996, 1995 and 1994 taxable income. Cash dividends of $1.40 per share in 1996 and 1995 were comprised of a non-taxable return of capital of $.74 and $.78, respectively, since the Company distributed dividends in excess of its current earnings and profits, and a distribution of ordinary income of $.66 and $.62, respectively.

3.    INVESTMENT IN REAL ESTATE AND RELATED FINANCING

           The Circuit City Property

           On March 27, 1990, the Company acquired its first rental property, a corporate headquarters building located in Richmond, Virginia ("Circuit City"). The Company purchased the building and assumed the rights and obligations under an operating ground lease (the "Ground Lease") for the underlying land from CRA Acquisition Corp. ("CRAAC"), an affiliate of the Company, for $25,000,000 (less certain pro-rated closing amounts). This price reflects the purchase price paid by CRAAC for the building.

           Pursuant to a letter of intent between Corporate Realty Advisors, Inc., the advisor to the Company ("CRA") and Circuit City Stores, Inc., CRA arranged for the purchase by CRAAC of the property on February 28, 1990. CRAAC, a wholly-owned subsidiary of Smith Barney, Inc. was formed solely for the purpose of acquiring and holding the building until the initial sale of shares of beneficial interest in the Company and receipt therefrom of sufficient proceeds to enable the Company to purchase the building.
CRAAC is an affiliate of the company and of CRA.

           The building is encumbered by a deed of trust and security agreement which collateralizes a non-recourse note from CRAAC to Principal Mutual Life Insurance Company ("PML") for $12,500,000. Upon purchase, the Company assumed responsibility for payment on the note which had a balance of $12,506,552 and agreed to comply with the terms of the deed of trust. The principal of the note is payable in full on March 1, 2000. For the first five years of the note, interest accrued at the rate of 9.25%, payable monthly at a rate of 8.5%, with the difference being added to the principal balance. The rate of interest on the note was subject to adjustment at the end of five years to reflect the then current interest rate offered by PML for a real estate loan of similar quality, term and amount, with the setting of an amortization arrangement as is then prevalent in the lending industry. The Company reached an agreement with PML and, effective March 1, 1995, the note bears interest at an annual rate of 8.875%, payable monthly. Principal plus interest accrued during the first five years of the loan, amounting to $13,093,133, is payable on March 1, 2000.

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)



           The Company also borrowed $3,156,990 from CRAAC to fund the acquisition of Circuit City (the "Note"). The borrowing from CRAAC was not collateralized and was paid in installments as proceeds were received from investor closings. The note was fully repaid on April 30, 1991.

           The Property is currently subject to a triple net lease with Circuit City under which Circuit City is obligated to pay all costs of maintenance and repair, real estate taxes, insurance and operating expenses of the property. The term of the lease is for 20 years commencing on February 28, 1990. Circuit City has five options to renew and extend the lease consisting of four ten-year periods followed by one five-year period. The monthly rental for years one through five was $189,583 payable monthly in advance. The monthly rental for years six through ten is $206,510 and monthly rental for years eleven through twenty will be $238,281. The base rent for each renewal term will be adjusted for by the percent change in the consumer price index, as defined. Rent attributable to Circuit City represented 76% of total rental income in 1996.

           The land covered by and supporting the use of the property is leased to the Company by Circuit City under the Ground Lease, which is a long-term, fully subordinated lease. The basic term of the Ground Lease is coterminous with the lease on the building with Circuit City. The Company also has renewal options extending for an additional 45 years, for a total of 65 years. In the event of default, the Ground Lease would remain in effect.

           The Allegiance Property (formerly, the "Baxter Property")

           On October 9, 1991, the Company acquired beneficial interest in, but not legal title to, land in Bessemer, Alabama and a 123,924 square foot distribution center built thereon (together, the "Allegiance Property") for $4,500,000. The Allegiance Property is located on 10.16 acres in the Greenwood Exchange development, an industrial park in Bessemer. The Allegiance Property is serving as a regional distribution center for Allegiance Healthcare Corporation ("Allegiance"), formerly Baxter Healthcare Corporation ("Baxter"), an affiliate of Baxter International Inc. Allegiance was formed as a result of the spin-off by Baxter International Inc. completed in September 1996. Assets of Baxter were transferred to Allegiance, including all of Baxter's rights and obligations under the lease.

           In June 1992 the Company obtained $1,000,000 pursuant to a financing arrangement with the Industrial Development Board of the City of Bessemer (the "IDB"), under which the IDB issued a first mortgage industrial revenue bond in the amount of $1,000,000 to Modern Woodman of America. The payment of such revenue bond is collateralized by a first mortgage lien on the Allegiance Property. The loan is due on September 1, 2001 and bears interest at an annual rate of 9.5% with monthly payments of interest only until maturity. The Company entered into a lease obligation under which the lease payments equal an amount sufficient to service the revenue bond. The Company accounts for this obligation as financing. The Company has the option to record legal title to the Allegiance Property at any time after the revenue bond has been paid in full for a nominal purchase price.

           The Allegiance Property is being leased to Allegiance under a pre-existing ten-year triple net lease (the "Allegiance Lease") which commenced on November 1, 1991, with a base annual rent of $472,500. Allegiance is required to pay all taxes, utility charges, insurance, maintenance and repairs, management fees and all other charges relating to the use and occupancy of the building. Baxter International, Inc., continues to unconditionally guarantee all of Allegiance's obligations under the lease as assigned by Baxter to Allegiance. Under the terms of the lease, Allegiance has two five-year renewal options at rents which reflect

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)



increases in the Consumer Price Index, as published by the Bureau of Labor Statistics of the United States Department of Labor, from the initial commencement date of the lease through the renewal date. Any increase in rents may not be less than 3% nor more than 5% on a compounded annual basis. Rent attributable to Allegiance represented 14% of total rental income in 1996.

           Allegiance has the right under the lease to require the Company to expand the distribution center by an additional 88,920 square feet. If Allegiance exercises this right the rent due under the Allegiance lease will increase. Allegiance may exercise this right at any time during the initial ten years of the lease. If Allegiance does not exercise this option within the first five years of the lease, Allegiance would be obligated to pay the Company an additional $100,000 if it later exercised the expansion option.

           The Dana Property

           On September 28, 1992, pursuant to a Purchase and Sale Agreement dated as of May 15, 1992 between the Company and Shannon Properties Inc. ("Shannon"), a Delaware corporation, the Company purchased all of Shannon's rights, title and interest in the land and a 148,000 square foot regional assembly facility built thereon (together, the "Dana Property"). The Company purchased the rights to the Dana Property for $3,100,000. The building is located on 20.95 acres in Gordonsville, Tennessee and is serving as a regional assembly facility for Dana Corporation ("Lessee, Dana").

           The Company financed 50% of the purchase price of the Dana Property by obtaining a first mortgage loan from American Fidelity Assurance Company in the principal amount of $1,550,000. The loan is due on October 1, 2002 and bears interest at an annual rate of 9.5% with a 15-year amortization of monthly payments of principal and interest of $16,185 and a balloon payment in the amount of $770,669 payable upon maturity of the loan. The loan is secured by a deed of trust with respect to the Dana Property and assignment of the lease with Dana. At December 31, 1996, the balance of the loan was $1,311,013.

           The Dana Property is being leased to Dana under a pre-existing triple net lease (the "Dana Lease") whereby Dana is required to pay all taxes, utility charges, insurance, maintenance and repairs, management fees and all other charges relating to the use and occupancy of the Dana Property. The lease is for a term of 15 years, expiring on August 31, 2007. Dana has three options to renew and extend the lease consisting of two five-year periods followed by one term of four years and eleven months. The rent is payable monthly in advance. The rental is $26,324.17 per month for the three-year period ending July 31, 1996; $27,113.92 per month for the three-year period ending July 31, 1999; $27,927.33 per month for the three-year period ending July 31, 2002; $28,765.17 per month for the three-year period ending July 31, 2005 and $29,544.75 per month thereafter through August 31, 2007. The base rent for each renewal term will be fixed and will equal market rates, but, in no event less than 95% or greater than 105% of the rent in the year immediately proceeding such option period. Rent attributable to Dana represented 10% of the total rental income in 1996.

4.    AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES

           The Company maintains an interest-bearing customer account with Smith Barney Inc. ("SB"). Interest of $36,699, $19,556, and $20,124 was earned by the Company for 1996, 1995 and 1994, respectively, on this account. For purposes of these financial statements, the Company considers its SB account to be cash.

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)


           The Company declared dividends of $14,000 for each of years 1996, 1995 and 1994 on the 10,000 shares of beneficial interest owned by CRA, which is a wholly owned subsidiary of SB.

           Both an officer and a director of CRA serve on the five-member Board of Trustees of the Company.

           The Company has entered into an Advisory Services Agreement (the "Advisory Agreement") with CRA. Under the terms of the Advisory Agreement, CRA will (a) recommend real estate investment opportunities consistent with the Company's investment policies and objectives; (b) provide advice to, and act as agent for, the acquisition, financing, refinancing, leasing and disposition of real estate investments; (c) recommend for investment assets other than real estate that generate qualifying REIT income; and (d) provide day-to-day management and administrative services for the Company.

           The Advisory Agreement provides for fees to be paid by the Company to CRA as follows: (a) a base annual fee of 10% of the adjusted cash flow from operations, except that if total operating expenses of the Company for any twelve-month period exceed the greater of 2% of the Company's average invested assets as defined, or 25% of the Company's net income as defined, then the base annual fee will be reduced to a level that would not exceed such limit (the amount of such reduction to be deferred until and paid at such time as total operating expenses are less than the limit defined above); (b) an incentive fee of 15% of cash proceeds from sales or refinancings of the Company's equity interest in real property, after certain priority distributions to shareholders and other limitations as defined; (c) a subordinated disposition fee amounting to the lesser of (i) 3% of the sale price of a property at the time of a sale after certain priority distributions to shareholders and other limitations as defined, or (ii) the fee customarily charged by unaffiliated parties for rendering similar services; (d) a mortgage placement fee amounting to the lesser of (i) 1% of the amount of financing or refinancing obtained by CRA, or (ii) the fee customarily charged by unaffiliated parties rendering similar services. The mortgage placement fee will be reduced by the amount of any mortgage placement fee previously earned by CRA with respect to the same property. The Company paid mortgage placement fees to CRA of $125,000 with respect to the Circuit City loan and $10,000 with respect to the Baxter loan. The base annual fees for 1996, 1995 and 1994 amounted to $175,152, $173,028 and $164,005, respectively, of which $13,941 was unpaid as of December 31, 1996. Such amount was subsequently paid in February of 1997.

           The Advisory Agreement also provides for CRA to be reimbursed for expenses incurred related to goods and materials acquired and administrative services performed for the Company as defined. This reimbursement will be payable out of adjusted cash from operations and amounts charged for services will not exceed an amount equal to the lesser of (i) the actual cost of such services, or (ii) 90% of the competitive price which would be charged by an unaffiliated person for such services. The Company incurred $41,393 in 1996, $40,682 in 1995 and $32,000 in 1994 for such services.

           The Advisory Agreement is automatically renewable for one-year periods, unless either party presents in writing a notice of non-renewal to the other not less than sixty days before the end of any such year. In addition, CRA is entitled to receive all earned but unpaid fees as of the date of termination, including an amount in lieu of the incentive fee equal to 15% of the difference between the fair market value of the properties on the date of termination and the cash invested by the Company in the properties, plus an amount equal to a cumulative noncompounded annual return of 8% on shareholders' capital, less cash distributed to shareholders related to sales and refinancings, as defined. If the Advisory Agreement is terminated in connection with a change of control or for good reason as defined, then CRA shall be entitled to receive a

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)


termination fee equal to the lesser of (i) the sum of (a) the excess of 15% of gross proceeds over the aggregate offering and organization expenses, plus interest as defined; (b) the excess of 6% of gross proceeds over acquisition expenses, plus interest as defined; and (c) for each year or portion thereof from the initial closing date under the Public Offering through the date of termination of the Advisory Agreement, the excess, if any, of the Base Annual Fee for such year or portion thereof over limits on total operating expenses indicated above for such year or portion thereof, plus interest as defined, or
(ii) the sum of (a) the Subordinated Disposition Fee and the Incentive Fee which would be payable if the Trust were liquidated on the Termination Date, based upon the appraised fair market value of all of the Properties and other assets of the Company as of the termination date; and (b) the discounted value of the aggregate Base Annual Fee payable to the Advisor from the termination date to and including December 31, 2002, as defined.

           In accordance with the Advisory Agreement, CRA was entitled to receive 3% of the gross proceeds raised in the public offering as a nonaccountable expense allowance for organizational and offering costs (excluding the selling commission). CRA was responsible for all organization and offering costs and acquisition expenses incurred by the Company. Also 6% of gross proceeds raised in the public offering were paid to Smith Barney Harris Upham & Co. ("SBHU"), the selling agent, now named SB, for commissions. However, as described in Supplement No. 3 to the Company's Prospectus the 3% expense allowance for offering and organization costs and the 6% payment for commissions was not charged to a major institutional investor who purchased $5,000,000 worth of shares in 1991. CRA was paid $39,270 in 1991 and $396,361 in 1990, respectively, for the expense allowance for offering and organizational costs. SBHU was paid $78,540 in 1991 and $792,721 in 1990 for selling commissions.

           CRA has entered into a management and consulting services agreement with Hadley Paige Ellis, Inc. ("HPE"), an S Corporation whose sole shareholder was both a Trustee of the Company and the President of CRA from 1989 to December 1992. The agreement stipulates that HPE will provide consulting services with respect to the selection, financing, refinancing, leasing and disposition of properties and other REIT qualifying investments.

5.    RENTAL INCOME

           In accordance with the Financial Accounting Standards Board Statement No. 13, "Accounting for Leases," the Company recognizes rental income on a straight-line basis over the fixed term of the lease period. Rental income is net of the rent due to Circuit City under the terms of the ground lease. Deferred rent receivable represents unbilled future rentals. The following reconciles rental income received to rental income recognized in 1996, 1995 and 1994.

                                 1996            1995            1994
                              ----------      ----------      ----------
Rental income received        $3,270,463      $3,232,662      $3,063,390
Deferred rent receivable         152,804         190,605         359,877
                              ----------      ----------      ----------
Rental income recognized      $3,423,267      $3,423,267      $3,423,267
                              ==========      ==========      ==========

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)



6.    LEASES

           Minimum future rentals under noncancellable operating leases as of December 31, 1996 are as follows:

            Year ending December 31
            -----------------------
            1997                          $ 3,275,992
            1998                            3,275,992
            1999                            3,280,059
            2000                            3,603,461
            2001                            3,588,253
            Thereafter                     25,379,645
                                          -----------
                Total                     $42,403,402
                                          ===========

           Circuit City is required to make all payments under the Ground Lease when and as such payments become due and payable. The obligation of Circuit City to pay rent under the Ground lease is in addition to rent payable for the building.

           Minimum future payments to be made under the General Lease as of December 31, 1996 are as follows:

            Year ending December 31
            -----------------------
            1997                          $  219,714
            1998                             219,714
            1999                             219,714
            2000                             247,210
            2001                             247,210
            Thereafter                     2,069,334
                                          ----------
                Total                     $3,222,896
                                          ==========

7.    FAIR VALUE OF FINANCIAL INSTRUMENTS

           Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure on the fair value of financial instruments. Certain of the Company's assets and liabilities are considered financial instruments. Fair value estimates, methods and assumptions are set forth below.

            Cash and Cash Equivalents, Rent Receivable, Prepaid Expenses and Accrued Expenses

                         CORPORATE REALTY INCOME TRUST I
                   NOTES TO FINANCIAL STATEMENTS, (Continued)


           The carrying amount of these assets and liabilities approximates fair value due to the short-term nature of such accounts.

           Mortgage Notes Payable

           The fair values for mortgage notes payable are estimated using discounted cash flow analyses, based on the Company's incremental borrowing rate for similar types of borrowing arrangements. The Company has determined that the estimated fair value of its mortgage notes payable to be approximately their carrying values as of December 31, 1996 and 1995.

                                                                    SCHEDULE III

                         CORPORATE REALTY INCOME TRUST I
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 1996

                  --------------------------------------------




INITIAL COST TO COMPANY AND GROSS
AMOUNT AT WHICH CARRIED AT END OF PERIOD (A)

                                                                                                                     LIFE ON WHICH
                                                                                                                    DEPRECIATION IN
                                              BUILDINGS AND              ACCUMULATED                                LATEST STATEMENT
                                              IMPROVEMENTS               DEPRECIATION    DATE OF         DATE        OF OPERATIONS
   DESCRIPTION       ENCUMBRANCES   LAND(B)        (B)         TOTAL          (C)      CONSTRUCTION    ACQUIRED       IS COMPUTED
-------------------  ------------ ----------   -----------  -----------  ------------  ------------  -------------   --------------
Office Building
Richmond, VA         $13,093,133         -0-   $25,000,000  $25,000,000   $4,227,150       1990      March 1990        40 years

Distribution Center
Bassemer, AL           1,000,000     663,800     3,836,200    4,500,000      503,500       1991      October 1991      40 years

Assembly Facility
Gordonsville, TN       1,311,013      51,600     3,048,400    3,100,000      323,892       1983      September 1992    40 years
                     -----------  ----------  ------------  -----------   ----------

                     $15,404,146  $  715,400  $ 31,884,600  $32,600,000   $5,054,542
                     ===========  ==========  ============  ===========   ==========


Notes:

(A) There is no difference between cost for financial reporting purposes and cost for federal income tax purposes.

(B) Reconciliation of real estate owned:

                                                          1996              1995              1994
                                                       -----------       -----------       -----------
Balance at beginning of year                           $32,600,000       $32,600,000       $32,600,000
      Addition during period:  Building and land                --                --                --
                                                       -----------       -----------       -----------
Balance at end of year                                 $32,600,000       $32,600,000       $32,600,000
                                                       ===========       ===========       ===========

(C) Reconciliation of accumulated depreciation:

BALANCE AT BEGINNING OF YEAR                           $ 4,257,428       $ 3,460,314       $ 2,663,199
      DEPRECIATION EXPENSE                                 797,114           797,114           797,115
                                                       -----------       -----------       -----------
BALANCE AT END OF YEAR                                 $ 5,054,542       $ 4,257,428       $ 3,460,314
                                                       ===========       ===========       ===========

(b) Pro forma financial information.

The following unaudited pro forma consolidated financial statements of the Registrant for the year ended December 31, 1996 and as of and for the three months ended March 31, 1997 have been prepared from the historical consolidated financial statements of the Registrant for the year ended December 31, 1996 and as of and for the three months ended, as adjusted to give effect to the following pro forma adjustments: (i) acquisitions consummated since January 1, 1997; (ii) the pending acquisitions of Corporate Realty Income Trust I and a property located in Phoenix, Arizona leased to Bull HN Information Systems (the "Pending Acquisitions"); (iii) the refinancing on May 30, 1997 of the property in Salt Lake City leased to Northwest Pipeline Corporation (the "Salt Lake City Property") (the "Salt Lake City Refinancing"); (iv) the issuance and sale of a total of 1,325,000 shares of convertible preferred stock; (v) the possible sale of the Ross Stores Newark Property described in the Registrant's filing on Form 8-K dated February 4, 1997 and (vi) acquisitions consummated in 1996, as such pro forma financial statements relate to 1996. The accompanying pro forma statements of income for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared as if these events had been consummated as of January 1, 1996 and January 1, 1997, respectively. The accompanying pro forma balance sheet has been prepared as if these events had been consummated on March 31, 1997. The Registrant has not completed all evaluations necessary to finalize the purchase price allocations for the Pending Acquisitions and, accordingly, actual adjustments that reflect other evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments presented herein. There can be no assurance that the Pending Acquisitions or the sale of the Ross Stores Newark Property will be consummated, or, if consummated, as to the terms or timing thereof. The unaudited pro forma financial statements do not purport to be indicative of what the results of the Registrant would have been had the transactions been completed on the dates assumed, nor is such financial data necessarily indicative of the results of operations of the Registrant that may exist in the future. The unaudited pro forma financial statements must be read in conjunction with the notes thereto and with the historical consolidated financial statements of the Registrant.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                            HISTORICAL     ADJUSTMENTS (1)    PRO FORMA
                                            ----------     ---------------    ---------
                                                       (in thousands, except
                                                          per share data)
Revenue:
   Rental                                     $31,244        $12,754           $43,998
   Interest and other                             431             39               470
                                              -------        -------           -------
          Total revenues                       31,675         12,793            44,468

Expenses:
   Interest expense                            12,818          4,526            17,344
   Depreciation                                 7,627          3,267            10,894
   Amortization of deferred expenses              619             98               717
   Property operating expenses                    686             79               765
   General and administrative expenses          3,125            173             3,298
   Transactional expenses                         644             --               644
                                              -------        -------           -------
          Total expenses                       25,519          8,143            33,662
                                              -------        -------           -------
Income before minority interests                6,156          4,650            10,806
Minority interests                                690            908 (2)         1,598
                                              -------        -------           -------
   Net income                                 $ 5,466        $ 3,742           $ 9,208
                                              =======        =======           =======

Per share data (3)
Net income
   Primary                                    $  0.58                          $  0.68
   Fully diluted                                 0.58                             0.66
Weighted average common shares
   outstanding
   Primary                                      9,393          1,751            11,144
   Fully diluted                                9,393          4,377            13,770

        NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) This column reflects (i) the addition of historical results of operations for the period from January 1 to the respective acquisition dates for the properties acquired by the Company during 1996 and for a 12-month period for properties acquired since January 1, 1997 and for the Pending Acquisitions; (ii) the elimination of the results of operations of the Ross Stores Newark Property as if the sale had taken place on January 1, 1996; and (iii) the Salt Lake City Refinancing. The results of operations for properties acquired during 1996, from their respective acquisition dates through December 31, 1996 are included in the Company's historical 1996 consolidated statement of income. The results of operations consist principally of rental revenue, interest expense and depreciation expense.

     Rental revenue in these financial statements (both historical and pro forma) is generated from leases that are "net leases", under which the tenant is responsible for substantially all costs of real estate taxes, insurance and ordinary maintenance. Rental income represents straight-line rent as provided by generally accepted accounting principles, calculated as the difference between the cash rent paid under the lease and the average rent due over the noncancellable term of the lease.

     The pro forma revenue adjustment consists of the effect of the following transactions as if they had occurred on January 1, 1996. The adjustment for depreciation expense relates to the depreciation from purchase price adjustments as if the acquisitions described above had occurred on January 1, 1996.

                                                                     Rental
                                                                     Revenue       Depreciation
                                                                     -------       ------------

     CRIT Acquisition                                               $  3,557         $   922
     Acquisition of the Salt Lake City Property                        3,264             824
     Acquisition of properties leased to Toys "R" Us,
        Inc. (the "Toys Properties") and Liberty House, Inc.           2,595             840
     Acquisition of properties leased to Excel
        Logistics, Inc. (the "Excel Pennsylvania Properties")          2,949             601
     Acquisition of a property leased to Bull
        Information Systems                                            1,023             243
     Other acquisitions                                                2,608             563
     Sale of Ross Stores Newark Property                              (3,242)           (726)
                                                                    --------         -------
                                                                    $ 12,754         $ 3,267
                                                                    ========         =======


     Applicable pro forma interest expense is calculated based on annual interest rates on the respective debt as of the acquisition dates. The pro forma interest expense adjustments includes (i) the impact of the Salt Lake City Refinancing; (ii) paydown of the Company's line of credit facility with proceeds from the sale of the Ross Stores Newark Property; (iii) repayment of the Toys Properties debt with proceeds from the issuance of convertible preferred stock; and (iv) the impact of interest on acquisitions described above as if they had occurred on January 1, 1996.

(2) This amount represents the minority interest in the net income of a subsidiary partnership of the Company due to the issuance of OP Units in the acquisition of the Salt Lake City Property, the acquisition of the Toys Properties, and the acquisition of the Exel Pennsylvania Properties.

(3) Primary net income per share is computed by dividing net income (reduced by preferred dividends) by the weighted average number of common and diluted common equivalent shares outstanding during the period. Fully diluted net income per share amounts are similarly computed but include the effect when dilutive of the Company's other potentially dilutive securities. Fully dilutive net income excludes preferred dividends and is increased by minority interest resulting from the assumed conversion of the limited operating partnership units. The convertible preferred stock and the Company's 8% Exchangeable Notes are excluded from the pro forma computations due to their anti-dilutive effect during the period.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           HISTORICAL     ADJUSTMENTS       PRO FORMA
                                           ----------     -----------       ---------
                                                  (in thousands, except
                                                     per share data)
Revenue:
   Rental                                     $ 9,699        $1,242 (1)       $10,941
   Interest and other                             125             7               132
                                              -------        ------           -------
          Total revenues                        9,824         1,249            11,073

Expenses:
   Interest expense                             4,240           116 (1)         4,356
   Depreciation                                 2,461           298 (1)         2,759
   Amortization of deferred expense               194           115               309
   Property operating expenses                    218            --               218
   General and administrative expenses            870            --               870
Other expenses                                     69            --                69
                                              -------        ------           -------
          Total expenses                        8,052           529             8,581
                                              -------        ------           -------
Income before minority interests                1,772           720             2,492
Minority interests                                262            98 (2)           360
                                              -------        ------           -------
   Net income                                 $ 1,510        $  622           $ 2,132
                                              =======        ======           =======
Per share data: (3)
Net income
   Primary                                     $ 0.14                         $  0.15
   Fully diluted                               $ 0.13                         $  0.15
Weighted average common shares
   outstanding
   Primary                                      9,932         1,319            11,251
   Fully diluted                               11,967         1,909            13,876

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997
                (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

Real estate at cost                          $369,740      $ 20,731 (4)      $390,471
Less accumulated depreciation                  53,803        (6,884)(5)        46,919
                                             --------      --------          --------
Real estate, net                              315,937        27,615           343,552
Other assets                                   24,184        (4,473)(6)        19,711
                                             --------      --------          --------
       Total assets                          $340,121      $ 23,142          $363,263
                                             ========      ========          ========

Mortgage  loans payable
  (including accrued interest)               $203,694      $ (1,794)(7)      $201,900
Other liabilities                               8,046         1,455 (8)         9,501
Minority interest                              28,429            --            28,429
Stockholders' equity                           99,952        23,481 (9)       123,433
                                             --------      --------          --------

       Total liabilities and
          stockholders' equity               $340,121      $ 23,142           363,263
                                             ========      ========          ========

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED AND AS OF MARCH 31, 1997
                (ALL AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

(1) These amounts reflect (i) the addition of historical results of operations for the period from January 1 to the respective acquisition dates for the properties acquired by the Company during 1997 and for a 3-month period for the Pending Acquisitions, (ii) the elimination of the results of operations of the Ross Stores Newark Property as if the sale had taken place on January 1, 1997 and (iii) the Salt Lake City Refinancing. The results of operations for properties acquired during 1997, from their respective acquisition dates through March 31, 1997, are included in the Company's historical March 31, 1997 consolidated statement of income.

     Rental revenue in these financial statements (both historical and pro forma) is generated from leases that are "net leases," under which the tenant is responsible for substantially all costs of real estate taxes, insurance and ordinary maintenance. Rental income represents straight-line rent as provided by generally accepted accounting principles, calculated as the difference between the cash rent paid under the lease and the average rent due over the noncancellable term of the lease.

     The pro forma rental revenue adjustment consists of the following transactions as if they had occurred on January 1, 1997:

                                                                RENTAL REVENUE
                                                                --------------
     CRIT Acquisition                                              $   895
     Acquisition of a property leased to Bull Information Systems      257
     Acquisition of Exel Pennsylvania Properties                       648
     Other Acquisition                                                 253
     Sale of Ross Stores Newark Property                              (811)
                                                                   -------
                                                                   $ 1,242
                                                                   =======

     Applicable pro forma interest expense is calculated based on annual interest rates on the respective debt as of the acquisition dates. The pro forma interest expense adjustment includes (i) the impact of the Salt Lake City Refinancing (ii) repayment of the Company's line of credit facility with proceeds from the sale of the Ross Stores Newark Property, and (iii) the impact of interest on acquisitions described above as if they had occurred on January
     1, 1997.

     The pro forma depreciation expense adjustment consists of the following transaction as if they had occurred on January 1, 1997:

                                                                  DEPRECIATION
                                                                  ------------
     CRIT Acquisition                                                $ 237
     Acquisition of a property leased to Bull Information Systems       61
     Acquisition of Exel Pennsylvania Properties                       130
     Other Acquisition                                                  52
     Sale of Ross Stores Newark Property                              (182)
                                                                     -----
                                                                     $ 298
                                                                     =====

(2) This amount represents the minority interest in the net income of a subsidiary partnership of the Company due to the issuance of OP Units in connection with the acquisition of the Company's Salt Lake
     City Property and the acquisition of the Exel Pennsylvania Properties.


(3) Primary net income per share is computed by dividing net income reduced by preferred dividends by the weighted average number of common and diluted common equivalent shares outstanding during the period. Fully diluted net income per share amounts are similarly computed but include the effect when dilutive of the Company's other potentially dilutive securities. Fully dilutive net income excluded preferred dividends and is increased by minority interest resulting from the assumed conversion of the limited operating partnership units. The company's convertible preferred stock and the Company's 8% Exchangeable Notes are excluded from the pro forma computations due to their anti-dilutive effect during the period.

(4) This amount consists of the real estate values of the following transactions as if they had occurred on March 31, 1997:

     CRIT Acquisition                                             $ 32,945
     Acquisition of a property leased to Bull Information Systems   10,905
     Sale of Ross Stores Newark Property                           (30,844)
     Other Acquisition                                               7,725
                                                                  --------
                                                                  $ 20,731
                                                                  ========

(5) This adjustment represents the effect of the sale of the Ross Stores Newark Property as if it occurred on March 31, 1997.

(6) This adjustment includes the cash portion of the acquisitions of properties described in (4) above and the write off of deferred rent receivable related to the possible sale of the Ross Stores Newark Property.

(7)  This amount reflects the effects of (i) the Salt Lake City Refinancing,
     (ii) repayment of the Company's line of credit facility with the proceeds of the sale of the Ross Stores Newark Property, and
     (iii) assumption of debt in connection with the CRIT Acquisition.

(8) This amount primarily includes the effect of the CRIT Acquisition and the acquisition of a property leased to Bull Information Systems.

(9) The increase in stockholders' equity is attributable to (i) the issuance of 625 shares of convertible preferred stock at a price of $12.50 per share and (ii) the issuance of approximately 1,319 shares, of common stock at $13.00 per share in connection with the CRIT Acquisition.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LEXINGTON CORPORATE PROPERTIES, INC.




                                 By:    /s/ T. Wilson Eglin
                                        ----------------------------------------
                                        T. Wilson Eglin
                                        President and Chief Operating Officer




Date:  June 17, 1997